EXHIBIT 4.1(b)

TYCO ELECTRONICS GROUP S.A.,

as Issuer

AND

TYCO ELECTRONICS LTD.,

as Guarantor

AND

DEUTSCHE BANK TRUST
COMPANY AMERICAS,

as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of September 25, 2007

$800,000,000 of 6.000% Senior Notes due 2012

THIS FIRST SUPPLEMENTAL INDENTURE is dated as of September 25, 2007 among TYCO ELECTRONICS GROUP S.A., a Luxembourg company (the “Company”), TYCO ELECTRONICS LTD., a Bermuda company (“Parent”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the “Trustee”).

RECITALS

A.                                   Parent, the Company and the Trustee executed and delivered an Indenture, dated as of September 25, 2007, (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B.                                     Pursuant to Board Resolution, the Company has authorized the issuance of the $800,000,000 principal amount of 6.000% Senior Notes due 2012 (the “Offered Securities”).

C.                                     The entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D.                                    Parent and the Company desire to enter into this First Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

E.                                      All things necessary to make this First Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, Parent, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1.                                   Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1)                                  The Offered Securities constitute a series of securities having the title “6.000% Senior Notes due 2012”.

(2)                                  The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03) is $800,000,000.

(3)                                  The entire Outstanding principal of the Offered Securities shall be payable on October 1, 2012.

(4)                                  (A)                              The rate at which the Offered Securities shall bear interest initially shall be 6.000% per year (the “Original Interest Rate”) plus Special Interest, if any, payable pursuant to the Exchange and Registration Rights Agreement and as set forth in the Offered Securities, and shall be subject to adjustments as provided in Section 1.1(4)(B). The date from which interest shall accrue on the Offered Securities shall be September 25, 2007, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Offered Securities shall be April 1 and October 1 of each year, beginning April 1, 2008. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the March 16 and September 15 prior to each Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(B)                                The interest rate payable on the Offered Securities shall be subject to adjustments from time to time if Moody’s, S&P or Fitch downgrades (or subsequently upgrades) the debt rating assigned to the Offered Securities as set forth in this Section 1.1(4)(B). If the rating from Moody’s, S&P or Fitch of the Offered Securities is decreased to a rating set forth in the immediately following table, the interest rate on the Offered Securities shall increase from the Original Interest Rate by adding the percentage set forth opposite the rating applicable to the lowest two rating levels assigned to such Offered Securities by any of Moody’s, S&P and Fitch:

Rating Agency
Moody’s	S&P	Fitch	Percentage
Ba1	BB+	BB+	0.25%
Ba2	BB	BB	0.50%
Ba3	BB-	BB-	0.75%
B1 or below	B or below	B or below	1.00%

If at any time the interest rate on the Offered Securities has been adjusted upward and Moody’s, S&P or Fitch, as the case may be, subsequently increases its rating of the Offered Securities to any of the threshold ratings set forth above, the interest rate on the Offered Securities shall be decreased such that the interest rate for the Offered Securities equals the Original Interest Rate plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase applicable to the two lowest rating levels assigned to such Offered Securities by any of Moody’s, S&P or Fitch. If Moody’s subsequently increases its rating of the Offered Securities to Baa3 or higher, S&P increases its rating to BBB- or higher and Fitch increases its rating to BBB- or higher, the interest rate on the Offered Securities will be decreased to the Original Interest Rate.

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or Fitch, shall be made independent of any and all other adjustments; provided that in determining any adjustment, the percentage applicable to the lowest two rating levels assigned to the Offered Securities by any of Moody’s, S&P and Fitch shall be used. In no event shall (1) the interest rate for the Offered Securities be reduced to below the Original Interest Rate or (2) the total increase in the interest rate on the Offered Securities exceed 2.00% above the Original Interest Rate.

If any two of Moody’s, S&P or Fitch cease to provide a rating of the Offered Securities, any subsequent increase or decrease in the interest rate of the Offered Securities necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the Offered Securities shall be made solely as a result of Moody’s, S&P or Fitch ceasing to provide a rating. If Moody’s, S&P and Fitch all cease to provide a rating of the Offered Securities, the interest rate on the Offered Securities shall increase to, or remain at, as the case may be, 2.00% above the Original Interest Rate. References to Moody’s, S&P and Fitch in this Section 1.1(4)(B) shall be deemed to include any successors to Moody’s, S&P and Fitch.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate.

The interest rate on the Offered Security will permanently cease to be subject to any adjustments described in this Section 1.1(4)(B) (notwithstanding any subsequent decrease in the ratings by any or all of Moody’s, S&P or Fitch or any or all of Moody’s, S&P or Fitch ceasing to provide ratings) and shall be set at the Original Interest Rate if the Offered Securities become rated A3, A- or A- or higher by any two of Moody’s, S&P and Fitch, respectively (or one of these ratings if only rated by one of Moody’s, S&P and Fitch), with a stable or positive outlook by both such rating agencies.

(5)                                  The Offered Securities shall be issuable in whole in the form of one or more registered Restricted Global Securities, and the Depository for such Restricted Global Securities shall be The Depository Trust Company, New York, New York. The Offered Securities shall be substantially in the form attached hereto as Exhibit A the terms of which are herein incorporated by reference. The Offered Securities shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6)                                  (A)                              The Offered Securities will be subject to redemption at the option of the Company on any date (a “Redemption Date”) prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the Offered Securities to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (based on the Original Interest Rate and excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 25 basis points (such greater amount is referred to herein as the “Redemption Price”), plus accrued and unpaid interest and Special Interest, if any, thereon to the Redemption Date.

(B)                                As used herein:

“Adjusted Redemption Treasury Rate”, with respect to any Redemption Date, means the  rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such Redemption Date.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Offered Securities to be redeemed that will be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Offered Securities.

“Comparable Redemption Treasury Price”, with respect to any Redemption Date, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by the Company.

“Redemption Reference Treasury Dealer” means four primary U.S. Government securities dealers in the United States selected by the Company.

“Redemption Reference Treasury Dealer Quotations”, with respect to each Redemption Reference Treasury Dealer and any Redemption Date, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m. New York City time for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Redemption Date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third Business Day preceding such Redemption Date.

(7)                                  The Offered Securities will not have the benefit of any sinking fund.

(8)                                  Except as provided herein, the holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9)                                  The Offered Securities will be general unsecured and unsubordinated obligations of the Company and will be ranked equally among themselves.

(10)                            The Offered Securities are not convertible into shares of common stock or other securities of the Company.

(11)                            The additional Event of Default and restrictive covenants set forth in Sections 1.3 and 1.4 shall be applicable to the Offered Securities.

Section 1.2                                      Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Accounts Receivable” of any Person means the accounts receivable of such Person generated by the sale of inventory to third-party customers in the ordinary course of business.

“Attributable Debt”, in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Below Investment Grade Rating Event” means the Offered Securities are rated below an Investment Grade Rating by at least two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Offered Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall be deemed not to have occurred in respect of a particular Change of Control (and thus shall be deemed not to be a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Change of Control” means the occurrence of any of (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries taken as a whole to any person or group of persons for purposes of Section 13(d) of the Exchange Act other than Parent or one of its subsidiaries or a person controlled by Parent or one of its subsidiaries; (2) consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Parent’s or its subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of Parent, measured by voting power rather than number of shares; or (3) the replacement of a majority of the board of directors of Parent over a two-year period from the directors who constituted the board of directors of Parent at the beginning of such period, and such replacement shall not have been approved by at least a majority of the board of directors of Parent then still in office (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination) who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; provided, that, a transaction effected to create a holding company for Parent will not be deemed to involve a Change of Control if: (1) pursuant to such transaction Parent becomes a direct or indirect wholly-owned subsidiary of such holding company and (2) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Parent’s voting stock immediately prior to that transaction. Following any such transaction, references in this definition to Parent shall be deemed to refer to such holding company. For purposes of this definition, “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Parent and its subsidiaries as of the end of a fiscal quarter of Parent, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of Parent and its subsidiaries as of the end of a fiscal quarter of Parent, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet. “Intangible assets” means the amount (if any) stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

“Exchange and Registration Rights Agreement” means the Exchange and Registration Rights Agreement, dated as of September 25, 2007, between the Company, Parent and the other parties named on the signature pages thereof, relating to the Offered Securities, as such agreement may be amended or supplemented from time to time and, with respect to any debt securities (other than the Offered Securities) issued under this Indenture as part of the same series as the Offered Securities, one or more registration rights agreements among the Company, Parent and the other parties thereto, as such agreement(s) may be amended or supplemented from time to time, relating to rights given by the Company and Parent to the purchasers of such additional debt securities to register such additional debt securities under the Securities Act.

“Fitch” means Fitch Ratings Ltd.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Investment Grade Rating” means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

“Moody’s” means Moody’s Investor Services Inc.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of Parent or the Company or any Subsidiary of Parent or the Company and not to Parent or the Company or any Subsidiary of Parent or the Company personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of the Parent or any of its Subsidiaries that is used by any U.S. Subsidiary of the Company and (A) is owned by the Parent or any Subsidiary of the Parent on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of the Company, are not collectively of material importance to the total business conducted by the Parent and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than the greater of $50,000,000 and 0.50% of Consolidated Tangible Assets on the consolidated balance sheet of Parent and its subsidiaries as of the applicable date.

“Qualifying Subsidiary” means a U.S. Subsidiary, the total Accounts Receivable of which exceeds the greater of $2.5 million and 0.20% of the amount stated under the heading “Accounts receivable, net of allowance for doubtful accounts,” or its equivalent, appearing on the most recently prepared consolidated balance sheet of Parent and its subsidiaries as of the end of a fiscal quarter of Parent, prepared in accordance with United States generally accepted accounting principles.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Offered Securities or fails to make a rating of the Offered Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Restricted Subsidiary” means any Subsidiary of the Company that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such Person other than Parent, the Company or any of their respective Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Special Interest” means all additional interest then owing pursuant to the Exchange and Registration Rights Agreement.

“U.S. Subsidiary” means any Subsidiary organized under the laws of a jurisdiction of the United States or any political subdivision thereof.

Section 1.3.                                   Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in the Indenture):

(1)                                  Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, and the Company will not, and will not permit any U.S. Subsidiary that at the time of such issuance, assumption or guarantee is a Qualifying Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a lien upon such Qualifying Subsidiary’s Accounts Receivables, or any shares of stock of or Indebtedness issued by any such Restricted Subsidiary or such Qualifying Subsidiary, whether now owned or hereafter acquired, in each case without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a)                                  liens existing on the date the Offered Securities are first issued;

(b)                                 liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c)                                  liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or any Restricted Subsidiary;

(d)                                 liens on any Principal Property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Company or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by the Company or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

(e)                                  liens securing Indebtedness owing by any subsidiary to the Company, Parent or a subsidiary thereof or by the Company to Parent;

(f)                                    liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property or assets subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

(g)                                 pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any subsidiary is a party, or to secure the public or statutory obligations of the Company or any subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company or any subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(h)                                 liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any subsidiary with respect to which the Company or such subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Company or any subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such subsidiary is a party;

(i)                                     liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Company, do not materially impair the use of such assets in the operation of the business of the Company or such subsidiary or the value of such Principal Property or assets for the purposes of such business;

(j)                                     liens to secure the Company’s or any subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(k)                                  liens on (including securitization programs with respect to) accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as defined in the Uniform Commercial Code of the State of New York) (i) existing at the time of acquisition thereof by the Company or any U.S. Subsidiary or (ii) of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or any U.S. Subsidiary; provided that such liens were in existence, or granted or required to be granted or otherwise attach pursuant to any agreement in existence, prior to, and were not granted or such agreement was not entered into (as applicable) in contemplation of, such acquisition, merger or consolidation and such liens do not extend to any assets other than accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as so defined) and rights (contractual and other) and collateral related thereto and proceeds of the foregoing and any related deposit accounts containing such proceeds;

(j)                                     liens not permitted by the foregoing clauses (a) to (k), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount (without duplication) of all outstanding Indebtedness of the Company and its Restricted Subsidiaries  secured by all such liens on such Principal Properties and all outstanding Indebtedness of the Company and its Qualifying Subsidiaries secured by all such liens on Accounts Receivable not so permitted by the foregoing clauses (a) through (k), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under subsection (2) below do not exceed the greater of $1,500,000,000 and 10% of Consolidated Net Worth; and

(l)                                     any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (j), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (j) shall not exceed the principal amount of Indebtedness (plus the amount of any unused revolving credit or similar commitments) so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

(2)                                  Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

(a)                                  the Company or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Securities pursuant to subsection (1) above; or

(b)                                 the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by the Company’s Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Securities, or of Funded Indebtedness of the Company or a consolidated Subsidiary ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net worth proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Company within such 180-day period, excluding retirements of Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

(3)                                  Change of Control Triggering Event.

(a)                                  Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Offered Securities pursuant to Section 1.1(6) hereof or Section 14.01 of the Base Indenture, each Holder will have the right to require that the Company purchase all or a portion, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of such Holder’s Offered Securities pursuant to Section 1.3(3)(b) hereof (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

(b)                                 Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall describe the transaction or transactions that constitute the Change of Control and shall state:

(A)                              that the Change of Control Offer is being made pursuant to this Section 1.3(3) of this First Supplemental Indenture;

(B)                                that the Company is required to offer to purchase all of the outstanding principal amount of Offered Securities, the purchase price and, that on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”),the Company shall repurchase the Offered Securities validly tendered and not withdrawn pursuant to this Section 1.3(3);

(C)                                if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(D)                               that any Offered Security not tendered or accepted for payment shall continue to accrue interest;

(E)                                 that, unless the Company defaults in making such payment, Offered Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(F)                                 that Holders electing to have an Offered Security purchased pursuant to a Change of Control Offer may elect to have all or any portion of such Offered Security purchased;

(G)                                that Holders of Offered Securities electing to have Offered Securities purchased pursuant to a Change of Control Offer shall be required to surrender their Offered Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Offered Security, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer the Offered Security by book-entry transfer, to the paying agent at the address specified in the notice prior to the Change of Control Payment Date;

(H)                               that Holders shall be entitled to withdraw their election if the Company, the Depositary or the paying agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Offered Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Offered Security purchased;

(I)                                    that Holders whose Offered Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(J)                                   the CUSIP number, if any, printed on the Offered Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Offered Securities.

(c)                                  The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Offered Securities properly tendered and not withdrawn under its offer.

(d)                                 The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Offered Securities pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of this Section 1.3(3), the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 1.3(3) by virtue thereof.

Section 1.4                                      Additional Event of Default.

The following additional event shall be established and shall constitute an “Event of Default” under Section 6.01(a) of the Base Indenture with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding:

(9)                                  an event of default shall happen and be continuing with respect to the Company’s or Parent’s Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which the Company or Parent shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of the Company or Parent, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to the Company and Parent by the Trustee, or to the Company, Parent and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; provided that, if such event of default under such indenture or instrument shall be remedied or cured by the Company or Parent or waived by the requisite holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders, and provided further, however, that subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company or Parent, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of Outstanding Securities.

ARTICLE II

MISCELLANEOUS

Section 2.1.                                   Definitions.

Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2.                                   Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3.                                   Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

Section 2.4.                                   Governing Law.

This First Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles that would require the application of any other law.

Section 2.5.                                   Separability.

In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6.                                   Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.7                                      No Benefit.

Nothing in this First Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

TYCO ELECTRONICS GROUP S.A.

By:	/s/ Mario Calastri
	Name:	Mario Calastri
	Title:	Director

TYCO ELECTRONICS LTD.

By:	/s/ Terrence R. Curtin
	Name:	Terrence R. Curtin
	Title:	Executive Vice President and
Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

By:	/s/ Richard L. Buckwalter
	Name:	Richard L. Buckwalter
	Title:	Director

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

EXHIBIT A

FORM OF 6.000% SENIOR NOTES

 [Insert the Private Placement Legend and/or the Global Security legend, as applicable]

6.000% SENIOR NOTES DUE 2012

No. [ ]	$[ ]

CUSIP No. [                 ]

TYCO ELECTRONICS GROUP S.A.

promises to pay to Cede & Co. or registered assigns, the principal sum of [              ] Dollars on [        ].

Interest Payment Dates: April 1 and October 1

Record Dates:  March 16 and September 15

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

Date:  [        ]

TYCO ELECTRONICS GROUP S.A.

Name:
Title:

[If second signature is applicable:]

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

Dated:	[ ]

GUARANTEE

For value received, TYCO ELECTRONICS LTD. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the holders, all in accordance with and subject to the terms and limitations of such Security and Article XV of the Indenture. This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: [        ]

TYCO ELECTRONICS LTD.

By:
Name:
Title:

Tyco Electronics Group S.A.

6.000% Senior Notes due 2012

This security is one of a duly authorized series of debt securities of Tyco Electronics Group S.A., a Luxembourg company (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of September 25, 2007 (the “Base Indenture”), duly executed and delivered by and among the Company, Tyco Electronics Ltd. (“Parent”) and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 25, 2007 (the “First Supplemental Indenture”), by and among the Company, Parent and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.”  By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, Parent and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest.  The Company promises to pay interest on the principal amount of this Security at an annual rate of 6.000%, subject to adjustment as provided below. The Company will pay interest semi-annually on April 1 and October 1 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be [        ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In certain circumstances, liquidated damages may be payable as provided in Section 6.01 of the Indenture. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on this Security.

The interest rate payable on this Security shall be subject to adjustments from time to time if Moody’s, S&P or Fitch downgrades (or subsequently upgrades) the debt rating assigned to this Security as set forth in Section 1.1(4)(B) of the Indenture.

The Holder of this Security is entitled to the benefits of the Exchange and Registration Rights Agreement. Pursuant to the Exchange and Registration Rights Agreement, the Company

has agreed (i) to file the Exchange Registration Statement (as defined in the Exchange and Registration Rights Agreement) as soon as practicable, but no later than 210 days after the Closing Date (as defined in the Exchange and Registration Rights Agreement), (ii) to use its commercially reasonable efforts to cause such Exchange Registration Statement to become effective under the Securities Act as soon as practicable, but no later than 300 days after the Closing Date, and (iii) to use its commercially reasonable efforts to commence and complete the Exchange Offer (as defined in the Exchange and Registration Rights Agreement) promptly, but no later than 45 days after such registration statement has become effective, hold the Exchange Offer open for at least 30 days and exchange Exchange Securities (as defined in the Exchange and Registration Rights Agreement) for all Registrable Securities (as defined in the Exchange and Registration Rights Agreement) that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. If (i) on or prior to the time the Exchange Offer is completed existing SEC interpretations are changed such that debt securities or the related guarantee received by holders other than Restricted Holders (as defined in the Exchange and Registration Rights Agreement) in the Exchange Offer for Registrable Securities (as defined in the Exchange and Registration Rights Agreement) are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) the Exchange Offer is not completed within 345 days after the Closing Date or (iii) the Exchange Offer is not available to any Holder, then, in each case, the Company is required to (a) as soon as practicable but no later than 60 days after the time such obligation to file arises, file a Shelf Registration Statement (as defined in the Exchange and Registration Rights Agreement) and (b) use its commercially reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective within 120 days after such Shelf Registration Statement is filed and to keep such Shelf Registration Statement continuously effective until the earlier of two years after the date as of which the Shelf Registration Statement became or was declared effective or such time as there are no longer any Registrable Securities outstanding. If (i) the Company fails to file the Exchange Registration Statement or the Shelf Registration Statement on or before the date specified for such filing, (ii) any of the Exchange Registration Statement or the Shelf Registration Statement is not declared effective by the date specified for such effectiveness, (iii) the Company fails to complete the Exchange Offer within 45 after the effectiveness target date with respect to the Exchange Registration Statement, (iv) any of the Exchange Registration Statement or the Shelf Registration Statement is declared effective but thereafter is withdrawn or ceases to be effective due to a stop order issued pursuant to the Securities Act suspending the effectiveness of such registration statement without being succeeded by an additional registration statement filed and declared effective or (v) the Company requires Holders to refrain from disposing of their Registrable Securities under certain circumstances described in the Exchange and Registration Rights Agreement and that suspension period exceeds 45 days in any one instance or 90 days in the aggregate during any consecutive 12 month period (each such event referred to in clauses (i) through (v), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to certain exceptions, special interest (“Special Interest”) shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and at a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default Period.

2.  Method of Payment.  The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.  Paying Agent and Registrar.  Initially, Deutsche Bank Trust Company Americas, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. Parent, the Company or any of their Subsidiaries may act in any such capacity.

4.  Indenture.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “6.000% Senior Notes due 2012”, initially limited to $800,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Tyco Electronics Group S.A., 17, boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, Attention: The Managing Directors.

5.  Optional Redemption.  The Securities will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Securityholders thereof not less than 30 days nor more than 90 days prior to the date fixed for redemption in such notice (the “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (based on the Original Interest Rate and excluding the portion of  interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 25 basis points (such greater amount is referred to herein as the “Redemption Price”), plus, in either the case of clause (i) or clause (ii), accrued and unpaid interest and Special Interest, if any, thereon to the Redemption Date. This Security is also subject to redemption to the extent provided in Article XIV of the Indenture.

If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Company shall default in the payment of such Redemption Price and accrued interest with respect to any such Security or portion thereof.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

6.  Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Security, the holder of this Security will have the right to require that the Company purchase all or a portion, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of this Security at a purchase price equal to 101% of the principal amount hereof plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7.  Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to:  (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.  Persons Deemed Owners.  The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to Parent or the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by Parent or the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to Parent or the Company, as applicable, or (if then held by Parent or the Company) shall be discharged from such trust. After return to the Company or Parent, Holders entitled to the money or securities must look to the Company or Parent, as applicable, for payment as unsecured general creditors.

10.  Amendments, Supplements and Waivers.  The Base Indenture contains provisions permitting the Company, Parent and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities  to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions to the Base Indenture or supplemental indenture or indentures or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby, shall:  (i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof, or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest of any Security of any series; (iii) reduce the premium payable upon the redemption of any Security; (iv) make any Security payable in Currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case or redemption, on or after the redemption date); or (vi) reduce the percentage of Securities, the holders of which are required to consent to any such supplemental indenture or indentures. The Base Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding securities of each series affected thereby, on behalf of all of the holders of the securities of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any security of such series or a Default in respect of a covenant or provision of the Base Indenture that cannot be modified or amended without the consent of the holder of each Outstanding security of such affected series. Any such consent or waiver by the registered Securityholder shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

11.  Defaults and Remedies.  If an Event of Default with respect to the securities of a series issued pursuant to the Base Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company and Parent (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Base Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13.  No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of Parent or the Company or of any predecessor or successor corporation, either directly or through Parent or the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of Parent or the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14.  Discharge of Indenture.  The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.  Authentication.  This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Guarantees. All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the holder of this Security by Parent, as provided in the related Guarantee and the Indenture.

17. Additional Amounts. The Company and Parent are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Indenture.

18.  Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.  Governing Law.  The Base Indenture, the First Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                    agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.3(3) of the First Supplemental Indenture, check the box:

☐  1.3(3) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.3(3) of the First Supplemental Indenture, state the amount:  $                   .

Date:		Your Signature:
(Sign exactly as your name appears
on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)